Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

E. I. DU PONT DE NEMOURS AND COMPANY

and

THE CHEMOURS COMPANY

Dated as of [●], 2015

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [●], 2015, is entered into by and between E. I. du Pont de Nemours and Company (“DuPont”), a Delaware corporation, and The Chemours Company (“Chemours”), a Delaware corporation and a wholly owned subsidiary of DuPont. “Party” or “Parties” means DuPont or Chemours, individually or collectively, as the case may be.

W I T N E S S E T H:

WHEREAS, DuPont, acting through its direct and indirect Subsidiaries, currently conducts the DuPont Retained Business and the Chemours Business;

WHEREAS, the Board of Directors of DuPont has determined that it is appropriate, desirable and in the best interests of DuPont and its stockholders to separate DuPont into two separate, publicly traded companies, one for each of (i) the DuPont Retained Business, which shall be owned and conducted, directly or indirectly, by DuPont and its Subsidiaries and (ii) the Chemours Business, which shall be owned and conducted, directly or indirectly, by Chemours and its Subsidiaries;

WHEREAS, the Parties have entered into a Separation Agreement dated as of [DATE] (the “Separation Agreement”), to set forth in part how such separation shall be effected; and

WHEREAS, the Separation Agreement provides that the Parties will enter into this Employee Matters Agreement to allocate certain Assets and Liabilities, and to memorialize certain other agreements, in connection with such separation.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Separation Agreement and the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Benefit Plan” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).

“Bonus Programs” shall have the meaning set forth in Section 3.6.

“Chemours” shall have the meaning set forth in the Preamble.

“Chemours 401(k) Plan” shall have the meaning set forth in Section 3.1.

“Chemours Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the Chemours Group or any ERISA Affiliate thereof at the Effective Time.

“Chemours Director Deferred RSU” shall have the meaning set forth in Section 5.4.

“Chemours Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) who, as of the Effective Time, is employed by any member of the Chemours Group, in any case exclusive of Sentinel Employees.

“Chemours FSA Plan” shall have the meaning set forth in Section 3.7.

“Chemours Option” shall have the meaning set forth in Section 5.1(a).

“Chemours Performance Share Replacement Unit” shall have the meaning set forth in Section 5.3(a).

“Chemours Restricted Stock Unit” shall have the meaning set forth in Section 5.2(a).

“Chemours Stock Appreciation Right” shall have the meaning set forth in Section 5.1(a).

“Chemours Stock Plan” shall have the meaning set forth in Section 2.7.

“Chemours Welfare Plans” shall mean those welfare benefit plans (including each “welfare benefit plan” within the meaning of Section 3(1) of ERISA) established or maintained by any member of the Chemours Group on or after the Distribution Date.

“Closing DuPont Stock Price” shall mean the closing trading price of DuPont Common Stock on a “regular way” basis on the trading day most recently preceding the Distribution Date.

“DuPont” shall have the meaning set forth in the Preamble.

“DuPont 401(k) Plan” shall mean the Retirement Savings Plan of DuPont.

“DuPont Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the DuPont Group or any ERISA Affiliate thereof at the Effective Time.

“DuPont Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) who, as of the Effective Time, is employed by any member of the DuPont Group, in any case exclusive of Sentinel Employees.

“DuPont FSA Plan” shall have the meaning set forth in Section 3.7.

“DuPont Option” shall mean an option to purchase shares of DuPont Common Stock granted pursuant to one of the DuPont Stock Plans.

“DuPont Performance Share Unit” shall mean a unit granted by DuPont pursuant to one of the DuPont Stock Plans representing a general unsecured promise by DuPont or one of its Affiliates to deliver a share of DuPont Common Stock and dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a performance based vesting requirement.

“DuPont Restricted Stock Unit” shall mean a unit pursuant to one of the DuPont Stock Plans representing a general unsecured promise by DuPont or one of its Affiliates to deliver a share of DuPont Common Stock and dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a vesting requirement (other than performance based vesting requirements).

“DuPont Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to one of the DuPont Stock Plans.

“DuPont Stock Plans” shall mean, collectively, the DuPont Equity and Incentive Plan and any other stock option or stock incentive compensation plan or arrangement maintained before the Distribution Date for employees, officers, non-employee directors or other independent contractors of DuPont or its Affiliates (exclusive of the Chemours Stock Plan, the DuPont Stock Accumulation and Deferred Compensation Plan for Directors and the DuPont Management Deferred Compensation Plan).

“DuPont Welfare Plans” shall mean those welfare benefit plans (including each “welfare benefit plan” within the meaning of Section 3(1) of ERISA) maintained by any member of the DuPont Group in respect of Chemours Employees at the Effective Time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean with respect to any Person, each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.

“Former Employee” shall mean any individual, exclusive of any Former Sentinel Employee, who was employed before the Distribution Date by a member of the DuPont Group or Chemours Group but who, as of the Distribution Date, is not employed by a member of the DuPont Group or Chemours Group.

“Former Sentinel Employee” shall mean any individual who, as of the Distribution Date, is not employed by DuPont or its Affiliates and whose last employment by DuPont or its Affiliates was with Sentinel or its Subsidiaries.

“Liabilities” shall have the meaning set forth in the Separation Agreement, modified so as to disregard for these purposes the last sentence thereof and to expressly include Taxes as Liabilities.

“Opening Chemours Stock Price” shall mean the opening trading price of Chemours Common Stock on a “regular way” basis on the Distribution Date.

“Parties” shall have the meaning set forth in the Preamble.

“Performance Period” shall have the meaning set forth in Section 3.6.

“Prior Period Bonuses” shall have the meaning set forth in Section 3.6.

“Sentinel” shall mean Sentinel Transportation, LLC, a Delaware limited liability company.

“Sentinel Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) who, as of the Effective Time, is employed by Sentinel or any of its Subsidiaries.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Transferred Account Balance” shall have the meaning set forth in Section 3.7.

1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. Reference in this Agreement to any time shall be to New York City, New York time unless otherwise expressly provided herein.

ARTICLE II

GENERAL PRINCIPLES

Section 2.1 Nature of Liabilities. All Liabilities assumed or retained by the DuPont Group under this Agreement shall be DuPont Retained Liabilities for purposes of the Separation Agreement. All Liabilities assumed or retained by the Chemours Group under this Agreement shall be Chemours Liabilities for purposes of the Separation Agreement.

Section 2.2 Employee Transfers Generally. Subject to the requirements of applicable Law, through and until immediately before the Effective Time DuPont may cause the employment of any employee of the DuPont Group to be transferred to the Chemours Group and may cause the employment of any employee of the Chemours Group to be transferred to the DuPont Group.

Section 2.3 Assumption and Retention of Liabilities Generally.

(a) As of the Effective Time, except as otherwise expressly provided for in this Agreement, DuPont shall, or shall cause one or more members of the DuPont Group to, assume or retain and DuPont hereby agrees to (or to cause a member of the DuPont Group to) pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all DuPont Benefit Plans, (ii) all Liabilities (excluding Liabilities incurred under a DuPont Benefit Plan) with respect to the employment, service, termination of employment or termination of service of all DuPont Employees and Former Employees to the extent arising in connection with or as a result of employment with or the performance of services for any member of the DuPont Group or Chemours Group before, on or after the Distribution Date and (iii) any other Liabilities or obligations expressly assigned to a member of the DuPont Group under this Agreement.

(b) As of the Effective Time, except as otherwise expressly provided for in this Agreement, Chemours shall, or shall cause one or more members of the Chemours Group to, assume or retain, as applicable, and Chemours hereby agrees to (or to cause a member of the Chemours Group to) pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Chemours Benefit Plans, (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all Chemours Employees to the extent arising in connection with or as a result of employment with or the performance of services for any member of the DuPont Group or Chemours Group before, on or after the Distribution Date and (iii) any other Liabilities or obligations expressly assigned to a member of the Chemours Group under this Agreement.

(c) From time to time after the Distribution Date, Chemours shall promptly reimburse DuPont, upon DuPont’s reasonable request and the presentation by DuPont of such substantiating documentation as Chemours shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by DuPont or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of Chemours or any of its Affiliates.

(d) From time to time after the Distribution Date, DuPont shall promptly reimburse Chemours, upon Chemours’ reasonable request and the presentation by Chemours of such substantiating documentation as DuPont shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by Chemours or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of DuPont or its Affiliates.

Section 2.4 Chemours Participation in DuPont Benefit Plans.

(a) During the period preceding the Distribution Date, the Chemours Group shall be eligible to participate with respect to its employees in the Benefit Plans maintained by the DuPont Group on such basis a shall be determined by DuPont from time to time. Without limiting Section 2.3(b)(ii), Chemours shall, or shall cause one or more members of the Chemours Group to, assume or retain, as applicable, and Chemours hereby agrees to (or to cause a member of the Chemours Group to) pay, perform, fulfill and discharge, in due course in full all Liabilities attributable to Chemours Employees in respect of such participation in accordance with DuPont’s historical cost allocation practices.

(b) Except as otherwise expressly provided in this Agreement, effective as of the Distribution Date: (i) each member of the Chemours Group shall cease to be a participating company in any DuPont Benefit Plan; and (ii) except as required by applicable Law, each Chemours Employee shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any DuPont Benefit Plan.

Section 2.5 Comparable Compensation and Benefits. Effective as of the Distribution Date, Chemours (acting directly or through its Affiliates) shall provide each Chemours Employee with compensation (including base pay and incentive compensation opportunities) no less favorable and with employee benefits (exclusive of post-retirement welfare benefits and, in the United States, Canada, United Kingdom, Switzerland, Brazil, Hong Kong and Australia, defined benefit pension benefits) comparable in the aggregate to, respectively, the compensation and employee benefits to which the Chemours Employees was entitled immediately prior to the Distribution Date. Without limiting the foregoing sentence, the severance and paid time off provided each Chemours Employee as of the Distribution Date shall be no less favorable than, respectively, the severance and paid time off benefits to which the Chemours Employees was entitled immediately prior to the Distribution Date.

Section 2.6 Service Recognition.

(a) For purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any employee compensation or benefit plan that a member of the Chemours Group shall establish or maintain on or after the Distribution Date (exclusive of any successor to DuPont’s Service Emblem Plan), Chemours shall cause each Chemours Employee to receive full credit for the Chemours Employee’s service with any member of the DuPont Group before the Distribution Date to the same extent such service was recognized by an analogous DuPont Benefit Plan immediately before the Distribution Date; provided, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.

(b) Except to the extent prohibited by applicable Law or not practicable using commercial best efforts: (i) Chemours shall waive or cause to be waived all limitations as to preexisting conditions or waiting periods with respect to participation and coverage requirements applicable to each Chemours Employee under any employee benefit plans, programs and policies of any member of the Chemours Group in which Chemours Employees participate (or are eligible to participate) that are “welfare benefit plans” (as defined in Section 3(1) of ERISA) to the same extent that such conditions and waiting periods were satisfied or waived under an analogous DuPont Benefit Plan immediately before the Distribution Date, and (ii) Chemours shall provide or cause each Chemours Employee to be provided with credit for any co-payments and deductibles paid during the plan year in which the Distribution Date occurs in satisfying any applicable co-payments, deductibles or other out-of-pocket requirements under any such welfare benefit plans for such plan year.

Section 2.7 Chemours Stock Plan. Effective as of the Distribution Date, Chemours shall have adopted the Chemours Equity and Incentive Plan (the “Chemours Stock Plan”), which shall permit the issuance of equity incentive awards denominated in Chemours Common Stock as described in Article V. The Chemours Stock Plan shall be approved before the Effective Time by DuPont as Chemours’ sole stockholder.

Section 2.8 Time-Off Benefits. Chemours shall credit each Chemours Employee with the amount of accrued but unused vacation time and other time-off benefits as such Chemours Employee had with the DuPont Group as of immediately before the Distribution Date (except to the extent that a benefit attributable to such accrual is provided by the DuPont Group).

Section 2.9 Sentinel Transportation, LLC. As of the Effective Time, Chemours shall, or shall cause one or more members of the Chemours Group to, assume or retain, as applicable, and Chemours hereby agrees to (or to cause a member of the Chemours Group to) pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Benefit Plans ever sponsored by Sentinel or any of its Subsidiaries and (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all Sentinel Employees and Former Sentinel Employees as such whether arising before, on or after the Distribution Date.

Section 2.10 Special Workers’ Compensation Considerations. Without limiting Section 2.3(b), Chemours shall, or shall cause one or more members of the Chemours Group to, assume or retain, as applicable, on and after the Distribution Date, all Liabilities in the nature of or similar to workers’ compensation obligations in respect of (a) Chemours Employees, (b) individuals who terminated employment with the DuPont Group and Chemours Group before the Distribution Date and whose employment at the time of termination was primarily in respect of the Chemours Business, (c) current or former independent contractors of the DuPont Group or Chemours Group whose services are or were primarily in respect of the Chemours Business, and (d) to the extent relating to claims to the extent relating to claims set forth on Schedule 1.1(34)(ix) of the Separation Agreement, DuPont Employees and Former Employees; provided, that Liabilities attributable to litigation involving matters that could have been the subject of workers’ compensation or similar proceedings shall not be subject to this Agreement and shall instead be allocated in accordance with the provisions of the Separation Agreement; and provided further that, notwithstanding anything in the preceding provisions of this Section 2.10 to the contrary, Chemours shall, or shall cause one or more members of the Chemours Group to, assume or retain, as applicable, on and after the Distribution Date, all Liabilities with respect to claims by current or former employees or independent contractors of the DuPont Group or Chemours Group arising out of actual or potential cancer of the bladder, regardless whether such claims are in the nature of or similar to workers’ compensation obligations or otherwise, exclusive of such claims associated with exposure to known or suspected human bladder carcinogens at the Chambers Works Plant in Deepwater, New Jersey, which DuPont shall, or shall cause one or more members of the DuPont Group to, assume or retain, as applicable.

Section 2.11 Special CTP Considerations. Without limiting Section 2.3(b), Chemours shall, or shall cause one or more members of the Chemours Group to, assume or retain, as applicable, all Liabilities under the DuPont Career Transition Program in respect of individuals who terminated employment with the DuPont Group and Chemours Group before the Distribution Date and whose employment at the time of termination was primarily in respect of the Chemours Business. Without limiting Section 2.3(c), to the extent that such Liabilities are satisfied by a member of the DuPont Group on or after the Distribution Date, Chemours shall from time to time reimburse DuPont therefor in accordance with the provisions of Section 10.11 of the Separation Agreement.

ARTICLE III

CERTAIN U.S. BENEFIT PLAN PROVISIONS

Section 3.1 U.S. Savings Plan. Effective as of the Distribution Date, DuPont shall retain and be solely responsible for all Liabilities and obligations with respect to Chemours Employees under the DuPont 401(k) Plan. As soon as practicable after the Distribution Date, the DuPont 401(k) Plan shall, to the extent permitted by Section 401(k)(2)(B)(i)(I) of the Code, make cash distributions (but including promissory notes representing participant loans) available to Chemours Employees who participate in the DuPont 401(k) Plan. Chemours shall (or shall cause a member of the Chemours Group to) establish or maintain a defined contribution plan and trust intended to qualify under Section 401(a) and Section 501(a) of the Code (the “Chemours 401(k) Plan”) that shall accept a contribution in cash or, to the extent of any promissory notes representing participant loans, in kind, attributable to any eligible rollover distribution (within the meaning of Section 401(a)(31) of the Code) of the benefit of a Chemours Employee under the DuPont 401(k) Plan; provided, that the obligation to accept such a rollover in kind shall expire twelve (12) months after the Distribution Date. The Parties agree to cooperate so as not to place any loan with respect to a Chemours Employee’s account under the DuPont 401(k) Plan into default during the period from the Distribution Date until the rollover is completed; provided, that such employee continues making loan repayments on a timely basis during such period in accordance with the DuPont 401(k) Plan’s procedures.

Section 3.2 U.S Nonqualified Plans.

(a) Effective as of the Distribution Date, DuPont shall (or shall cause a member of the DuPont Group to) retain and be solely responsible for all Liabilities and obligations with respect to Chemours Employees under the DuPont Retirement Restoration Plan, Retirement Savings Restoration Plan and Management Deferred Compensation Plan.

(b) Effective as of the Distribution Date, DuPont shall (or shall cause a member of the DuPont Group to) assign to Chemours, and Chemours shall (or shall cause a member of the Chemours Group to) assume and be solely responsible for all Liabilities and obligations with respect to Chemours Employees under the DuPont Pension Restoration Plan.

Section 3.3 U.S. Pension Plans. DuPont shall (or shall cause a member of the DuPont Group to) retain and be solely responsible for all Liabilities and obligations with respect to Chemours Employees under all United States defined benefit pension plans that are maintained by DuPont or any of its Affiliates and that are intended to be “qualified” within the meaning of Section 401(a) of the Code, and accordingly there shall be no transfer of assets or liabilities among DuPont, Chemours or any of their Affiliates or their respective plans in respect of such defined benefit pension plans.

Section 3.4 U.S. OPEB/COBRA. DuPont shall (or shall cause a member of the DuPont Group to) retain and be solely responsible for all Liabilities and obligations with respect to Chemours Employees under each post-retirement welfare benefit plan maintained by any member of the DuPont Group primarily for the benefit of employees in the United States. Any such benefit plan shall be a secondary payer in regard to any Benefit Plan maintained by the Chemours Group for active employees.

Section 3.5 U.S. Active Employee Welfare Benefits.

(a) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, DuPont shall cause the DuPont Welfare Plans to fully perform, pay and discharge all claims of Chemours Employees that are incurred prior to the Distribution Date (subject to the second sentence of Section 2.4(a)) and Chemours shall cause the Chemours Welfare Plans to fully perform, pay and discharge all claims of Chemours Employees that are incurred on or after the Distribution Date.

(b) Self-Insured Benefits. With respect to employee welfare and fringe benefits that are provided on a self-insured basis, (A) subject to the second sentence of Section 2.4(a), DuPont (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the DuPont Welfare Plans, all claims of Chemours Employees that are incurred but not paid prior to the Distribution Date, and (B) Chemours (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Chemours Welfare Plans, from and after the Distribution Date, all claims of Chemours Employees that are incurred on or after the Distribution Date. For purposes of this Section 3.5(b), a claim is deemed to be incurred (i) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim; (ii) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim; (iii) with respect to disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim; and (iv) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

Section 3.6 Annual Incentive Awards. Subject to the second sentence of Section 2.4(a), no member of the Chemours Group shall assume or be responsible for any Liabilities in relation to any non-equity incentive compensation programs maintained in respect of Chemours Employees (“Bonus Programs”) to the extent such Liabilities relate to any annual, quarterly or other temporal period (any such period, a “Performance Period”) that has ended prior to the year in which the Distribution Date occurs (a “Prior Period Bonuses”) and, to the extent not yet paid prior to the date hereof, DuPont or another member of the DuPont Group shall be solely responsible for and shall pay all Liabilities in relation to Prior Period Bonuses as such Liabilities fall due and as determined in a manner consistent with historical practice. With respect to any Performance Period that has not yet ended on, or begins on or after, the first day of the calendar year in which the Distribution Date occurs, Chemours or another member of the Chemours Group shall be responsible for and shall pay as and when otherwise payable under the Bonus Programs all amounts (if any) that may become due in respect of Chemours Employees.

Section 3.7 Reimbursement Account Plan. As of the Effective Time (i) the account balances of each Chemours Employee with respect to the plan year in which the Effective Time occurs (whether positive or negative) (the “Transferred Account Balances”) under DuPont’s medical and dependent care spending reimbursement plans (the “DuPont FSA Plans”) will be transferred to one or more comparable plans of Chemours (the “Chemours FSA Plans”); (ii) the election levels and the coverage levels of each Chemours Employee will apply under the Chemours FSA Plans in the same manner as under the DuPont FSA Plans; and (iii) each Chemours Employee will be reimbursed from the Chemours FSA Plans for claims incurred at any time during the plan year of the DuPont FSA Plans in which the Distribution Date occurs and submitted to the Chemours FSA Plans from and after the Distribution Date on the same basis and the same terms and conditions as under the DuPont FSA Plans. As soon as practicable after the Effective Time, DuPont will pay Chemours, in cash, the net aggregate amount of the Transferred Account Balances, if such amount is positive, and Chemours will pay DuPont, in cash, the net aggregate amount of the Transferred Account Balances, if such amount is negative.

ARTICLE IV

CERTAIN NON-U.S. PROVISIONS

Section 4.1 In General. Notwithstanding any other provision of this Agreement, to the extent that there shall be a conflict between the other provisions of this Agreement and the provisions of any Conveyancing and Assumption Instrument (but solely to the extent the Conveyancing and Assumption Instrument has effect outside the United States of America), such provisions of such Conveyancing and Assumption Instruments shall control.

ARTICLE V

EQUITY INCENTIVE AWARDS

Section 5.1 Treatment of DuPont Options and DuPont Stock Appreciation Rights.

(a) Each DuPont Option that is outstanding immediately before the Distribution Date and that is held by a Chemours Employee at that time shall, effective immediately following the opening of market on the Distribution Date, be cancelled and immediately replaced with an option to purchase Chemours Common Stock (a “Chemours Option”). Each DuPont Stock Appreciation Right that is outstanding immediately before the Distribution Date and that is held by a Chemours Employee at that time shall, effective immediately following the opening of market on the Distribution Date, be cancelled and immediately replaced with stock appreciation right relating to shares of Chemours Common Stock (a “Chemours Stock Appreciation Right”).

(i) The number of shares of Chemours Common Stock subject to each Chemours Option or Chemours Stock Appreciation Right shall be equal to the product (rounded down to the nearest whole share) of (A) the number of shares of DuPont Common Stock subject to the corresponding DuPont Option or DuPont Stock Appreciation Right, as the case may be, immediately before the Distribution Date and (B) a fraction, the numerator of which is the Closing DuPont Stock Price and the denominator of which is the Opening Chemours Stock Price.

(ii) The per share exercise price for each Chemours Option or Chemours Stock Appreciation Right shall be equal to the product (rounded up to the nearest whole cent) of (A) the exercise price of the corresponding DuPont Option or DuPont Stock Appreciation Right, as the case may be, immediately before the Distribution Date and (B) a fraction, the numerator of which is the Opening Chemours Stock Price and the denominator of which is the Closing DuPont Stock Price.

(b) The issuance of each Chemours Option or Chemours Stock Appreciation Right shall be subject to the terms of the Chemours Stock Plan, which Chemours shall cause to provide that, except as otherwise provided pursuant to Section 5.1(a), the terms and conditions applicable to the Chemours Options or Chemours Stock Appreciation Rights shall be substantially similar to the terms and conditions applicable to the corresponding DuPont Option or DuPont Stock Appreciation Right (as set forth in the applicable DuPont Stock Plan, award agreement or in the holder’s then applicable employment agreement with member of the DuPont Group). Without limiting Section 2.6, with respect to each Chemours Option and Chemours Stock Appreciation Right, Chemours shall give each Chemours Employee full vesting service credit for such Chemours Employee’s service with any member of the DuPont Group before the Distribution Date to the same extent such service was recognized with respect to the corresponding DuPont Option or Chemours Stock Appreciation Right immediately before the Distribution Date.

Section 5.2 Treatment of DuPont Restricted Stock Units.

(a) Each DuPont Restricted Stock Unit that is outstanding immediately prior to the Distribution Date and that is held by a Chemours Employee at that time shall, immediately following the opening of market on the Distribution Date, be cancelled and immediately replaced with a time-based restricted stock unit award with respect to Chemours Common Stock (a “Chemours Restricted Stock Unit”). The number of shares of Chemours Common Stock subject to each Chemours Restricted Stock Unit shall be equal to the product (rounded up to the nearest whole share) of (A) the number of shares of DuPont Common Stock subject to the corresponding DuPont Restricted Stock Unit immediately prior to the Distribution Date and (B) a fraction, the numerator of which is the Closing DuPont Stock Price and the denominator of which is the Opening Chemours Stock Price.

(b) The settlement of each Chemours Restricted Stock Unit shall be subject to the terms of the Chemours Stock Plan, which Chemours shall cause to provide that, except as otherwise provided pursuant to Section 5.2(a), the terms and conditions applicable to the Chemours Restricted Stock Unit shall be substantially similar to the terms and conditions applicable to the corresponding DuPont Restricted Stock Unit (as set forth in the applicable DuPont Stock Plan, award agreement or in the holder’s then applicable employment agreement with member of the DuPont Group). Without limiting Section 2.6, with respect to each Chemours Restricted Stock Unit, Chemours shall give each Chemours Employee full vesting service credit for such Chemours Employee’s service with any member of the DuPont Group before the Distribution Date to the same extent such service was recognized with respect to the corresponding DuPont Restricted Stock Unit immediately before the Distribution Date.

Section 5.3 Treatment of DuPont Performance Share Units.

(a) Each DuPont Performance Share Unit that is outstanding immediately prior to the Distribution Date and that is held by a Chemours Employee at that time shall, immediately following the opening of market on the Distribution Date, be cancelled and immediately replaced with a service-based restricted stock unit award with respect to Chemours Common Stock (a “Chemours Performance Share Replacement Unit”). The number of shares of Chemours Common Stock subject to each Chemours Performance Share Replacement Unit shall be equal to the product (rounded up to the nearest whole share) of (i) the product of (A) number of shares of DuPont Common Stock subject to the corresponding DuPont Performance Share Unit immediately prior to the Distribution Date measured by actual performance under the DuPont Performance Share Unit through the last day of the month ending with or before the Distribution Date as determined by the Human Resources & Compensation Committee of the DuPont Board of Directors and (B) a fraction, the numerator of which is the number of whole months elapsed in the applicable performance period and the denominator of which is thirty-six (36) and (ii) a fraction, the numerator of which is the Closing DuPont Stock Price and the denominator of which is the Opening Chemours Stock Price.

(b) The settlement of each Chemours Performance Share Replacement Unit shall be subject to the terms of the Chemours Stock Plan, which shall provide that, except as otherwise provided pursuant to Section 5.3(a), the terms and conditions applicable to the Chemours Performance Share Replacement Unit shall be substantially similar to the terms and conditions applicable to the corresponding DuPont Performance Share Unit (as set forth in the applicable DuPont Stock Plan and award agreement), provided that settlement of the Chemours Performance Share Replacement Unit shall occur (if at all) during the first calendar year following the end of the performance period originally applicable under the corresponding DuPont Performance Share Unit.

Section 5.4 Director Deferred RSUs. Each stock unit that is denominated in shares of DuPont Common Stock, that was earned in respect of service on the Board of Directors of DuPont and that was held as of immediately before the Distribution Date by an individual who as of the Distribution Date is a member of the Board of Directors of Chemours shall, immediately following the opening of market on the Distribution Date, be cancelled and immediately replaced with a stock unit award with respect to Chemours Common Stock (a “Chemours Director Deferred RSU”). The number of shares of Chemours Common Stock subject to each Chemours Director Deferred RSU shall be equal to the product (rounded up to the nearest whole share) of (A) the number of shares of DuPont Common Stock subject to the corresponding DuPont stock unit immediately prior to the Distribution Date and (B) a fraction, the numerator of which is the Closing DuPont Stock Price and the denominator of which is the Opening Chemours Stock Price. Except as otherwise provided in the foregoing provisions of this Section 5.4, the settlement of each Chemours Director Deferred RSU shall be subject to substantially the same terms and conditions as were applicable to the attributable DuPont stock unit immediately before the Distribution Date, provided that service on the Board of Directors of Chemours shall be treated as service on the Board of Directors of DuPont for purposes of determining the time of settlement.

Section 5.5 General.

(a) All of the adjustments described in this Article V shall be effected in accordance with Sections 424 and 409A of the Code.

(b) The Parties shall use commercially reasonable efforts to maintain effective registration statements with the Securities Exchange Commission with respect to the awards described in this Article V, to the extent any such registration statement is required by applicable Law.

(c) The Parties hereby acknowledge that the provisions of this Article V are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

ARTICLE VI

GENERAL AND ADMINISTRATIVE

Section 6.1 Employer Rights. Nothing in this Agreement shall be deemed to be an amendment to any DuPont Benefit Plan or Chemours Benefit Plan or to prohibit any member of the DuPont Group or Chemours Group, as the case may be, from amending, modifying or terminating any DuPont Benefit Plan or Chemours Benefit Plan at any time within its sole discretion.

Section 6.2 Effect on Employment. Nothing in this Agreement is intended to or shall confer upon any employee or former employee of DuPont, Chemours or any of their respective Affiliates any right to continued employment, or any recall or similar rights to any such individual on layoff or any type of approved leave.

Section 6.3 Non-Solicitation Provisions. For a period of three (3) years from the Distribution Date, except as shall otherwise be required pursuant to the terms of an applicable collective bargaining agreement, neither DuPont nor Chemours, or any member of their respective Groups, shall, without the prior written consent of the other Party, directly or indirectly, solicit for employment or hire (whether as an employee, consultant or otherwise) any individual who at the Effective Time is an employee of the other Party or any member of its Group or induce, or attempt to induce, any such employee to terminate his or her employment with, or otherwise cease his or her relationship with, the other Party or its Group; provided, that nothing in this Section 6.3 shall be deemed to prohibit any general solicitation for employment through advertisements and search firms not specifically directed at employees of such other applicable Party or its Group or any hiring as a result thereof, so long as the applicable Party has not encouraged or advised such firm to approach any such employee; and provided, further that if during the three-year period following the Distribution Date, Chemours or any member of the Chemours Group hires any individual who (a) at the Effective Time is an employee of DuPont or its Group outside of the United States or (b) is identified on Exhibit A hereto, whether in violation of this Section 6.3 (determined without regard to its enforceability) or otherwise, Chemours shall upon demand from DuPont promptly reimburse DuPont for any severance and retirement costs incurred by any member of the DuPont Group in respect of the termination of such individual’s employment from the DuPont Group. The Parties agree that irreparable damage would occur in the event that the provisions of this Section 6.3 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions of this Section 6.3 in any court of the United States or in the courts of any state having jurisdiction, or in the courts of any other country or locality thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.4 Sections 162(m)/409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income Tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.

Section 6.5 Access To Employees. On and after the Distribution Date, DuPont and Chemours shall, or shall cause each of their respective Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between DuPont and Chemours) to which any employee or director of the DuPont Group or the Chemours Group or any DuPont Benefit Plan or Chemours Benefit Plan is a party and which relates to a DuPont Benefit Plan or Chemours Benefit Plan. The Party to whom an employee is made available in accordance with this Section 6.5 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Complete Agreement; Construction. This Agreement, including any Exhibits and Schedules, and the Separation Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement or any Continuing Arrangement, this Agreement shall control.

Section 7.2 Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 7.3 Waivers. Any consent required or permitted to be given by any Party to the other Parties under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Group).

Section 7.4 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other Parties (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable to (i) an affiliate or (ii) a bona fide third party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. No assignment permitted by this Section 7.4 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 7.5 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 7.6 Termination and Amendment.

(a) This Agreement (including any Exhibits and Schedules) may be terminated, modified or amended at any time prior to the Effective Time by and in the sole discretion of DuPont without the approval of Chemours or the stockholders of DuPont. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person. After the Effective Time, this Agreement may not be terminated, modified or amended except by an agreement in writing signed by DuPont and Chemours.

(b) Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated before the Effective Time, then all actions and events that are under this Agreement to be taken or occur effective before, as of or following the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to in writing by the Parties and neither Party shall have any Liability or further obligation to the other Party under this Agreement.

Section 7.7 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Time, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 7.8 Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties (including Chemours Employees) any remedy, claim, liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

Section 7.9 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.10 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the Exhibits or Schedules constitutes an admission of any liability or obligation of any member of the DuPont Group or the Chemours Group or any of their respective Affiliates to any third party, nor, with respect to any third party, an admission against the interests of any member of the DuPont Group or the Chemours Group or any of their respective Affiliates. The inclusion of any item or liability or category of item or liability on any Exhibit or Schedule is made solely for purposes of allocating potential liabilities among the Parties and shall not be deemed as or construed to be an admission that any such liability exists.

Section 7.11 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 7.12 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.13 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.14 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

E.I. DU PONT DE NEMOURS AND COMPANY

By:	/s/
Name:
Title:

THE CHEMOURS COMPANY

By:	/s/
Name:
Title: